SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class A Shares
Fiscal period ending:  8/31/95



TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000     $1,000        $1,000

ERV =  Ending Redeemable Value   $1,176                 $1,906   $4,424


T   =  Average Annual
       Total Return                  17.62%                 13.77%       16.03%*

              *Life of fund, if less than 10 years



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       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust-- Class B Shares
Fiscal period ending:  8/31/95
Inception date (if less than 10 years of performance):  3/1/93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000


ERV =  Ending Redeemable Value   $1,188                N/A  $1,503


T   =  Average Annual
       Total Return                  18.83%       N/A     17.71%*

              *Life of fund, if less than 10 years

       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class M Shares
Fiscal period ending:  8/31/95
Inception date (if less than 10 years of performance):  7/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000

ERV =  Ending Redeemable Value   N/A       N/A          $1,028


T   =  Average Annual
       Total Return                  N/A       N/A        2.78%*

              *Life of fund, if less than 10 years